CHINA GREEN LIGHTING LIMITED
Index to Financial Statements
For the years ended December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Green Lighting Limited:

We have audited the accompanying consolidated balance sheets of China Green Lighting Limited and its subsidiaries (the “Company”) as of December 31, 2010 and 2009 and the related consolidated statements of income and other comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Mao & Company, CPAs, Inc.
Los Angeles, California
April 30, 2011

CHINA GREEN LIGHTING LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Stated In US Dollar)

	December 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash	$657,572	$378,273
Accounts receivable due from non-related parties, net of allowance for doubtful accounts of $43,134 and nil as of December 31, 2010 and 2009, respectively	2,730,995	863,296
Accounts receivable due from related parties	545,885	802,388
Non trade accounts receivable due from a non-related party	104,108	100,974
Non trade accounts receivable due from a related party	603,423	556,516
Prepayment to suppliers	121,105	56,709
Inventories	1,010,633	1,380,371
Prepaid expenses and other current assets	140,747	284,577
Total current assets	5,914,468	4,423,104
Property, plant and equipment - net	1,264,636	1,154,446
Total Assets	$7,179,104	$5,577,550
LIABILITIES AND EQUITY
Current Liabilities
Short-term debt	$1,207,967	$1,171,612
Accounts payable due from non-related parties	3,017,014	3,393,951
Advances from customers	4,784	568,955
Income and other taxes payable	665,475	6,199
Accrued expenses and other current liabilities	134,920	73,816
Total current liabilities	5,030,160	5,214,533
Equity
Common stock, ($1 par value, 50,000 shares authorized and Nil issued and outstanding)
Additional paid-in-capital	382,990	382,990
Statutory reserve	172,216	-
Retained earnings (deficiency)	1,507,743	(56,220)
Accumulated other comprehensive income	85,996	36,247
Total Equity	2,148,944	363,016
Total Liabilities and Equity	$7,179,104	$5,577,550

See notes to consolidated financial statements

CHINA GREEN LIGHTING LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(Stated In US Dollar)

	For years ended December 31,
	2010	2009

Revenues	$14,378,122	$6,214,988
Cost Of Revenues	11,547,533	5,699,970
Gross Profit	2,830,589	515,018
Operating Expense:
Selling and marketing	145,901	85,236
General and administrative	676,540	328,233
Total operating expenses	822,441	413,469
Income from operations	2,008,148	101,549
Other income (expenses):
Other income (expenses)	32,545	36,515
Interest income	30,952	846
Interest expense	(67,220)	(51,592)
Total other expenses, net	(3,724)	(14,231)
Income before provision for income taxes	2,004,424	87,318
Provision for income taxes	268,244	3,206
Net income	$1,736,180	$84,112
Other comprehensive income:
Foreign currency translation adjustment	49,749	13,774
Comprehensive income	$1,785,929	$97,886
Net income per share:
Basic and diluted	$35.72	$1.96
Weighted average number of ordinary shares outstanding:
Basic and diluted	50,000	50,000

See notes to consolidated financial statements

CHINA GREEN LIGHTING LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Stated In US Dollar)

	Ordinary					Accumulated other	Total
	Share		Additional	Retained earnings		comprehensive	stockholders'
	Shares	Amount	paid-in-capital	Statutory reserves	Unrestricted	Income	equity
BALANCE, January 1, 2009	50,000	$—	$382,990	$—	$(140,330)	$22,473	$265,133
Net income		—			84,110		84,110
Foreign currency translation adjustment		—				13,774	13,774
BALANCE, January 1, 2010	50,000	$—	$382,990	$—	$(56,220)	$36,247	$363,016
Net income		—			1,736,180		1,736,180
Transfer to statutory reserves		—		172,216	(172,216)		—
Foreign currency translation adjustment		—				49,749	49,749
BALANCE, December 31, 2010	50,000	$—	$382,990	$172,216	$1,507,744	$85,996	$2,148,944

See notes to consolidated financial statements

CHINA GREEN LIGHTING LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated In US Dollar)

	For years ended December 31,
	2010	2009

Cash flows from operating activities:
Net income	$1,736,180	$84,110
Adjustments to reconcile net (income) loss to net cash used in operating activities:
Depreciation and amortization	114,930	77,093
Provision for bad debt	42,199	-
(Increase) decrease in:
Accounts receivable due from non-related parties	(1,843,189)	(169,354)
Accounts receivable due from related parties	275,299	(802,071)
Non trade accounts receivable due from a non-related party	-	29,238
Non trade accounts receivable due from a related party	(28,997)	(556,296)
Prepayments to suppliers	(61,278)	(48,635)
Inventories	403,623	(1,034,777)
Prepaid expenses and other current assets	149,350	(163,931)
Increase (decrease) in:	-	-
Accounts payable	(471,792)	2,564,357
Accounts payable due to a related party	0	(161,814)
Advances from customers	(569,208)	568,730
Income and other taxes payable	644,791	(12,622)
Accrued expenses and other current liabilities	57,537	26,661
Net cash provided by (used in) operating activities	449,445	400,691

Cash flows from investing activities:
Purchase of fixed assets	(187,685)	(55,409)

Cash flows from financing activities:
Proceeds from short-term loan	1,181,771	1,171,149
Repayment of short-term loan	(1,181,771)	(1,171,149)
Net cash provided by financing activities	-	-

Effect of exchange rate changes on cash and cash equivalents	(17,540)	167

Net increase (decrease) in cash and equivalents	279,299	345,449
Cash and equivalents, beginning	378,273	32,824
Cash and equivalents, end	$657,572	$378,273

Supplemental disclosure of cash flow information:
Cash paid for interest	$67,220	$51,592
Cash paid for income taxes	$19,569	$-

See notes to consolidated financial statements

1.	Company Background

China Green Lighting Limited (“CGL”) was incorporated on February 25, 2011 under the laws of the British Virginia Islands as a limited liability company. CGL is a holding company. CGL together with subsidiaries as discussed below, hereafter referred to as the Company, is engaged in manufacturing fluorescent lamp for sales in North America, South American, and Asia markets.

First Green Lighting Limited (“FGL”), wholly-owned by CGL was incorporated on March 9, 2011 under the laws of Hong Kong as limited liability company.  FGL was established to set up a wholly-owned subsidiary in China:  Jiangshan Greenworld Photoelectricity Consulting Co., Ltd. (“JGP”). JGP was established on May 4, 2011.

Zhejiang Joinan Lighting Co., Ltd. (“ZJL”) was incorporated on December 6, 2006 under the laws of the Peoples Republic of China (PRC) as a limited liability company.  ZJL has been engaged in the business of manufacturing and sales of fluorescent lamp since it started its operation in September, 2007.

As discussed below, JGP entered into various agreements with  ZJL and/or its shareholders to allow JGP’s effective control over ZJL.

Exclusive Purchase Option Agreement: JGP has the option to purchase ZJL’s all assets and ownership at any time at nominal value.

Consigned Management Agreement and Exclusive Technology Service Agreement, JGP is appointed as its exclusive service provider to provide business support and related consulting services. JGP is agreed to pay the consulting and service fee which equal to 100% of their net profits to ZJL.

Loan Agreement and Equity Pledge Agreement, ZJL’s shareholders agreed to pledge their legal interest to JGP as a security for the obligations of ZJL under the exclusive technology services agreement and loan agreement.

Based on these agreements the Company is deemed indirectly to be the sole interest holder of ZJL. According to the provisions of ASC 810, “Consolidation”, ZJL is consolidated in the Company’s financial statements.

2.	Summary of Significant Accounting Policies

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements as of December 31, 2010 and 2009 represent China Green Lighting Limited, and its subsidiaries disclosed above. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). All material inter-company transactions and balances have been eliminated in the consolidation. Please refer to Note 1 for the discussion on accounting for the reorganization and acquisition.

Non-controlling interest represents the ownership interests in the subsidiary that are held by owners other than the parent. In December 2007, the Financial Account Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 160 (“SFAS 160”), “Non-controlling Interests in Consolidated Financial Statements — An amendment of ARB No. 51” (“ASC Topic 810-10”). SFAS 160 requires that the non-controlling interest is reported in the consolidated statement of financial position within equity, separately from the parent’s equity and that net income or loss and comprehensive income or loss are attributed to the parent and the non-controlling interest.  If losses attributable to the parent and the non-controlling interest in a subsidiary exceed their interests in the subsidiary’s equity, the excess, and any further losses attributable to the parent and the non-controlling interest, is attributed to those interests. SFAS 160 was effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited.

Based on various contractual agreements, the Company has the power to direct matters that most significantly impact the activities of ZJL, and obtain the financial interests such as obtaining periodic income of ZJL through technical and consulting service arrangements and obtaining the net assets of ZJL through purchase of their equities at essentially no cost basis. The Company therefore concluded that its interest in ZJL are not noncontrolling interest and therefore are not classified as so.

The accompanying consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

In our opinion, the consolidated financial statements included herein contain all adjustments necessary to present fairly our financial position as of December 31, 2010 and 2009, the results of our operations, our cash flows and our statement of changes in equity for the two years ended December 31, 2010 and 2009. Such adjustments are of a normal recurring nature.

The Company compiles its daily bookkeeping in accordance with Generally Accepted Accounting Principles of the PRC (“PRC GAAP”) and converts its financial statements according to the US GAAP when reporting.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of professional judgment than others in their application. These include the cost allocation, the allowance for doubtful accounts, depreciation and impairment of fixed assets, and income tax. Management evaluates all of its estimates and judgments on an on-going basis.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company makes an allowance for doubtful accounts based on the aging of accounts receivable and on any specifically identified accounts receivable that may become uncollectible.

Inventories

The Company values inventory at the lower of cost or net realizable value and determines inventory using the weighted average cost method. Inventory consists of raw materials, finished goods, and work-in-progress, which includes the cost of direct materials, labor, and manufacturing overhead costs allocation.

Property, Plant and Equipment

The Company states plant and equipment at cost less accumulated depreciation. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets with a 3%-5% estimated residual value.

Estimated useful lives of the Company’s assets are as follows:

Asset	Useful Life
Land use right	50 years over leasehold period.
Buildings and improvements	20 years
Machinery	5-10 years
Transportation equipment	3-5 years
Office and testing equipment	3-5 years

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income as an offset or increase to other income (expense) for the period. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred, and capitalizes major additions and betterment to buildings and equipment.

Valuation of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets, including plant and equipment, and finite life intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated undiscounted future cash inflows attributable to the asset, less estimated undiscounted future cash outflows, are less than the carrying amount, the Company recognizes an impairment loss in an amount equal to the difference between the carrying value of such assets and fair value. No impairment indicator is noted in the prior or current years. The Company reports assets for which there is a committed disposition plan, whether through sale or abandonment, at the lower of carrying value or fair value less costs to sell. No such assets are identified in prior and current years.

The Company evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances revised estimates of useful lives.

Business combination

For a business combination with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree are recognized at the acquisition date, measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, are recognized at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree, that excess in earnings was recognized as a gain attributable to the Company.

Deferred tax liability and asset were recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with ASC Topic 740, “Income Taxes”.

Goodwill represents the excess of the fair value of consideration transferred (plus the fair value of the non-controlling interest, if any) over fair value of the net assets acquired (including recognized intangibles). Goodwill is not amortized; rather, impairment tests are performed at least annually or more frequently if circumstances indicate impairment may have occurred. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated income statements.

Revenue Recognition

The Company mainly manufacture to sales orders. Our revenues consist of primarily sales of our products for markets in and outside China. Sales order received in China may also be further resold by Chinese foreign trade companies to markets outside China. The Company may also provide production processing service whereas the only difference with other production service is that the raw materials are provided by customers. Under those circumstances, the Company evaluates and determines whether sales have been made to those Chinese foreign trade intermediaries or those production processing services, and  whether the customers are acting as principal or agent according to ASC605-45 “Principal Agent consideration”. Sales to markets outside China is usually on FOB terms shipped from a nearby seaport in Eastern China, while sales in China are delivered at customer designated place in China.

The Company recognizes revenue when the consideration to be received is fixed or determinable, products are delivered based on the terms of sales contracts, and collectability is ensured, in compliance with ASC 605-10, “Revenue Recognition”. We are not obligated for any repurchase or return of the goods unless there is a quality issue with our products, which has not been shown historically as an issue.

The Company presents all sales revenue net of a value-added tax (“VAT”). The Company’s products sold in China are generally subject to a Chinese VAT of 17% of the sales price. The VAT payable may be offset by VAT paid by the Company on purchased raw materials and other materials included in producing the finished product.

Cost of Revenues

Cost of revenues is based on total actual costs incurred. It includes manufacturing labor costs, material costs, processing costs, packaging costs, quality inspection and control cost , plant and equipment costs allocation. There may be outsourced processing cost if certain sales order were outsourced due to production capacity and delivery timing considerations. Cost of revenues also includes raw material inbound freight charges and receiving costs and inspection costs when they incur.

Outbound freight cost for sales outside China from factory to seaports are handled by logistic companies arranged by the Company and recorded as selling expenses. Same is true for outbound freight cost to customer designated delivery places. Those freight related costs amounted to $57,311 and $62,862 for 2010 and 2009, respectively.

Operating Expenses

General and administrative expenses include, among other items, salaries, bonuses, and employees’ social insurance, research and development expenses, quality assurance and inspection expenses, travel and entertainment expenses, office expenses, depreciation allocation, professional service fees, office supplies, provision for doubtful accounts, etc. Selling expenses include, among other items, freight related expenses, loading expenses, advertising and exhibition expenses, etc. The advertising costs amounted to $3,257 and $2,284 for 2010 and 2009, respectively.

Research and Development (R&D)

Research and development expenses include salaries for R&D staff, consultant fees, supplies and materials, as well as other overhead such as depreciation, facilities, utilities, and other R&D related expenses. The Company expenses costs for the development of new products and substantial enhancements to existing products as incurred.

Research and development costs recorded in general and administrative expenses were $249,610 and $19,009 during the years ended December 31, 2010 and 2009. No research and development expenses were capitalized within the year of 2010 and 2009. We do not pass along research and development expenses directly or indirectly to our customers.

Foreign Currency Translation

The Company uses the United States dollar (“USD”) as its reporting currency. The functional currency of CGL, and FGL is USD, the functional currency of FGL’s subsidiaries in China are Renminbi (“RMB”). The Company translates monetary assets and liabilities denominated in currencies other than United States dollars into USD at the exchange rate ruling at the balance sheet date. The Company converts non-USD transactions during the year into USD with the prevailing exchange rate on the transaction dates.

The Chinese subsidiaries of ZJL and JGP maintain their financial records in RMB. The Company converts their assets and liabilities with the exchange rate on the balance sheet date; and their revenue and expenses using a weighted average exchange rate for the reporting period. The Company reflects translation adjustments as “Accumulated other comprehensive income (loss)” in shareholders’ equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions in a currency other than the functional currency are recognized as foreign currency transaction gain or loss in the result of operations as incurred.

Translation adjustments amounted to $49,749 and $13,774 as of December 31, 2010 and 2009, respectively. The Company translated balance sheet amounts with the exception of equity at December 31, 2010 at RMB6.6227 to US$ 1.00 as compared to RMB 6.8282 to US$ 1.00 at December 31, 2009. The Company stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2010 and 2009 were RMB 6.7695 and RMB6.8309 to US$ 1.00, respectively.

Income Taxes

The Company provides for deferred income taxes using the asset and liability method. Under this method, the Company recognizes deferred income taxes for tax credits and net operating losses available for carry-forwards and significant temporary differences. The Company classifies deferred tax assets and liabilities as current or non-current based upon the classification of the related asset or liability in the financial statements or the expected timing of their reversal if they do not relate to a specific asset or liability. The Company provides a valuation allowance to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) (ASC 740). The Company recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that the Company believes is more than 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, the Company does not record it as a tax benefit. The company also adopts FIN 48 guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. It had no effect on the Company’s financial statements as of December 31, 2010 and 2009. The Company did not have any significant unrecognized uncertain tax positions as of December 31, 2010 and 2009.

The Company’s operations are subject to income and transaction taxes in China since most of the business activities take place in China. Significant estimates and judgments are required in determining the Company’s provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations. The ultimate amount of tax liability may be uncertain as a result. The Company does not anticipate any events which could change these uncertainties.

Earnings per Share

Basic EPS excludes dilution and is computed by dividing net income (loss) attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary share (convertible preferred stock, forward contract, warrants to purchase ordinary share, contingently issuable shares, ordinary share options and warrants and their equivalents using the treasury stock method) were exercised or converted into ordinary share. The Company excludes potential ordinary shares in the diluted EPS computation in periods of losses from continuing operations, as their effect would be anti-dilutive.

During the reporting periods, the Company had no dilutive instruments.  Accordingly, the basic and diluted earnings per share are the same.

The per share data reflects the recapitalization of stockholder’s equity as if the reorganization as described in note 1 occurred as of the beginning of the first period presented.

Comprehensive Income

Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company has chosen to report comprehensive income in the statements of income and comprehensive income.

Financial Instruments

The Company carries financial instruments, which consists of cash and cash equivalents, accounts receivable, accounts payable and short-term debts at cost, which approximates fair value due to the short-term nature of these instruments. The Company does not use derivative instruments to manage risks.

Segments

The Company identifies segments by reference to its internal organization structure and the factors that management uses to make operating decisions and assess performance.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued the ASU No. 2010-06 - Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This Update amends ASC 820 subtopic 10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends ASC 820 subtopic 10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, The FASB issuance of ASU 2010-17, Revenue Recognition – Milestone Method (Topic 605) allows the company to elect whether this method is going to be used. The Company does not expect material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial statements of the Company.

In December 2010, the FASB issuance of ASU 2010-28 entitled When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero for Negative Carrying Amounts” required an entity to perform the Step 2 of the goodwill impairment test when the carrying amount of the reporting unit is either zero or negative. We believe the adaption of this guidance does not have a material effect on the financial statements of the Company. .

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805) Disclosure of Supplementary Pro Forma Information for Business Combinations The Company does not expect material impact upon the adoption of this standard on the Company’s consolidated financial statements..

3.	Accounts Receivable, Net

Based on the Company’s assessment, management believes the net balance on each balance sheet date herein was collectable. The gross accounts receivable and bad debt provision as at December 31, 2010 and 2009 are as the following:

	December 31, 2010	December 31, 2009
Accounts receivable, gross	$2,774,129	$863,296
Less bad debt provision	43,134	-

Accounts receivable, net	$2,730,995	$863,296

4.	Inventories

Inventories consisted of the following:

	December 31, 2010	December 31, 2009
Raw materials	$408,215	$639,951
Finished goods	516,306	533,935
Work-in-progress	86,113	206,484

Totals	$1,010,633	$1,380,371

The Company reviews its inventory periodically for possible obsolete goods and to determine if any reserves are necessary for potential obsolescence. As of December 31, 2010 and 2009, the Company determined that no reserves were necessary.

5.	Property, Plant and Equipment, Net

Plant and equipment consist of the following:

	December 31, 2010	December 31, 2009
Land use right	$282,169	$273,677
Buildings	602,406	562,572
Production equipment	453,246	367,360
Transportation equipment	141,790	92,823
Office and testing equipment	84,565	70,598

Total property plant and equipment	1,564,176	1,331,030
Less: accumulated depreciation	(299,540)	(176,583)

Plant and equipment, net	$1,264,636	$1,154,446

The depreciation expense for the years ended December 31, 2010 and 2009 amounted to $114,930 and $77,093, respectively.

6.	Debt

The average of interest rates of the short-term borrowings is 6.26% and 7.97% in 2010 and 2009, respectively. The average dollar amount of short-term borrowings is $497,867 and $349,388 in 2010 and 2009, respectively.

Certain bank borrowing in the amount of $452,987 as of December 31, 2010 was secured at no expense of the Company by pledge of personal real estate of the related party of one former shareholder holing 32% interest in the Company who exited in February 2011. The Company also made advance to him. See also note 10.

7.	Income Taxes
We are subject to income taxes on entity basis on income arising in or derived from the tax jurisdictions in which each entity is domiciled.

Under the current BVI law, CGL is not subject to tax on its income or profits.

FGL is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 17.5% on assessable income. For the years ended December 31, 2010 and 2009, FGL has not incurred any operations.

According to the New Enterprise Income Tax Law (“NEITL”) in China, unified Enterprise Income Tax rate is 25%. However, ZJL was approved for certain favorable tax policies as being a high-tech company in 2010. For the years ended December 31, 2010 and 2009, JGP has not incurred any operations.

	2010	2009
	%	%
ZJL	15%	25%

Consolidated Effective EIT	15%	25%

The provision for income tax expense (benefit) from continuing operations consists of the following:

	For the years Ended December 31,
	2010	2009
Current:
PRC	$268,244	$3,206
Deferred:
PRC	-	-
Total income tax expense	$268,244	$3,206

There are no significant  deferred tax assets/(liabilities) as of December 31, 2010 and 2009.

Income tax reconciliation for the years ended December 31, 2010 and 2009 are as follows:

	For the Years Ended December 31
	2010	2009
PRC federal statutory tax rate	25%	25%
Taxable income	$1,788,295	$12,834
Computed expected income tax expense	447,074	3,206
Effect of preferential tax rates	(178,830)	-

Income tax expense	$268,244	$3,206

8.	Commitments and Contingencies

Operating Leases

As of December 31, 2010, the Company had commitments under certain operating leases requiring annual minimum rentals as follows:
2011	$5,184
2012	211
Total	$5,396

 The leased properties are principally located in the PRC and are used for employee dormitory purposes. The terms of these operating leases vary from one to two years. Pursuant to the contracts, when they expire, the Company has the right to extend them with new negotiated prices. Rental expenses were $6,820 and $6,364 for the years ended December 31, 2010 and 2009, respectively.

Product Warranties

The Company does not have a policy to allow for sales return. Historically, the Company’s records did not show significant failure of products due to materials or workmanship. The Company has not incurred any material costs associated with servicing its product warranties. The Company continuously evaluates and estimates its potential warranty obligations, and records the related warranty obligation when the estimated amount becomes material at the time revenue is recorded.

9.	Certain Significant Risks and Uncertainties

Cash includes cash on hand and demand deposits in accounts maintained with banks. Total cash in these banks at December 31, 2010 and 2009, amounted to $657,572 and $378,273, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s substantial operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Two customers represented approximately 42%, 36% of the Company’s revenue for the year ended December 31, 2010. The account balance with this customer is $766,598, $558,218 as of December 31, 2010. The first of the two major customers of 2010 represented approximately 61% of the he Company’s revenue for the year ended December 31, 2009. The Company received advances from  this customer in the amount of  $568,594 as of December 31, 2009 No other customers represented more than 10% of the Company’s sales for the year ended December 31, 2010,and 2009, respectively.

Most of the material or equipment we purchase are non-unique and easily available in the market. The prices for those purchases, although increasing, are relatively consistent and predictable. A specific supplier might occupy a significant percentage of our total purchase at a certain time for a large contract. We do not rely on any single supplier for long term.

10.	Related Party Transactions

A company that was managed by similar management team and their equity ownership did not amount to control but only significant influence since September 2010 is one of suppliers of a component of parts to the Company. Occasionally the Company also sells semi-finished products or finished products to this related entity. Purchases from the related party amounted to $3,514,877 and $1,506,556 in 2010 and 2009, respectively. These purchases accounted for 33.56% and 24.7% of the total purchase of the related raw material that the Company made in 2010 and 2009 respectively. Sales to the related party amounted to $1,156,591 and $633,521 in 2010 and 2009, respectively. Cost of these related sales a mounted to $777,818 and $633,521 for 2010 and 2009, respectively. Account balances due from the related party amounted to $545,885 and $802,388 as at December 31, 2010 and 2009, respectively.. The Company is entitled to offset account balances arising from purchases or sales.

One of the inactive former shareholder representing 32% and 34% of equity interest in the Company as at December 31, 2010 and 2009, respectively borrowed from the Company in the amount of $603,423 and $556,516 as at December 31, 2010 and 2009, respectively. The Company charges the similar level of interest rate as the commercial banks would charge the Company for the similar borrowing. Also see note 6.

11.	Social Security Plan

The Company’s subsidiaries in China are required to participate in the social security plan operated by the local municipal government. The Company is required to contribute approximately 30.75% of its basic payroll costs, subject to certain caps with reference to average municipal salary, to the employees’ social security fund. The Company charges contributions to its income statement as they become payable in accordance with the local government requirements. The aggregate contributions of the Company to the employees’ social security plan amounted to $12,223 and $8,291 for the years ended December 31, 2010 and 2009, respectively.

12.	Statutory Reserves

The law and regulations of the People’s Republic of China provide that before a Chinese enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provide for losses in previous years, and make appropriation, in proportions determined at the discretion of the board of directors, to the statutory reserves. The statutory reserves include the surplus reserve fund and the collective welfare fund. These statutory reserves represent restricted retained earnings.

CGL’s subsidiary in China are required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the their respective registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

As stipulated by the relevant laws and regulations applicable to PRC foreign-invested enterprises, the foreign invested PRC companies are required to make appropriations from net income as determined under PRC GAAP to non-distributable reserves which include a general reserve, an enterprise expansion reserve and an employee welfare and bonus reserve.

Wholly-foreign-owned PRC companies are not required to make appropriations to the enterprise expansion reserve but appropriations to the general reserve are required to be made at not less than 10% of the profit after tax as determined under PRC GAAP.

The employee welfare and bonus reserve is determined by the respective companies’ board of directors. The general reserve is used to offset future extraordinary losses. The subsidiaries may, upon a resolution passed by the shareholders, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the subsidiaries. The enterprise expansion reserve is used for the expansion of the subsidiaries’ operations and can be converted to capital subject to approval by the relevant authorities. These reserves represent appropriations of retained earnings determined according to PRC law.

For the years ended December 31, 2010 and 2009, the Company made $172,216 and $Nil appropriations to statutory reserves.

13.	Segment and Geographic Information

The Company has only one reportable operating segment.

Sales to North American, South American, Asia (except for China), and China are $48,294 and Nil, $5,725,324 and 3,455,069,   $499,735 and $17,933, and $8,023,534 and $2,741,986 for the years ended December 2010 and 2009, respectively

14.	Subsequent Event

Management has considered all events and transactions that occurred after December 31, 2010 and through the date the financial statements are issued, and has determined no subsequent events require disclosure in the consolidated financial statements.